UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2013
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320-1111 West Hastings Street Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of Shareholders ("AGM") of the Company was held on July 24, 2013 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company's solicitation.

A total of 57,199,275 shares (66.89% of the 85,510,046 issued and outstanding shares of the Company's common stock entitled to vote as of May 28, 2013, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1. To elect seven directors:

Nominee	For		Withheld
Amir Adnani	32,596,449	95.95%	1,376,643	4.05%
Alan P. Lindsay	30,671,636	90.28%	3,301,456	9.72%
Harry L. Anthony	31,734,806	93.41%	2,238,286	6.59%
Ivan Obolensky	33,183,173	97.67%	789,919	2.33%
Vincent Della Volpe	32,125,601	94.56%	1,847,491	5.44%
David Kong	32,624,067	96.03%	1,349,025	3.97%
Katharine Armstrong	33,215,896	97.77%	757,196	2.23%

There were 23,226,183 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending July 31, 2013. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
56,326,156	98.47%	641,564	1.12%	231,555	0.40%

There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item.

Agenda Item 3. To approve the Company's 2013 Stock Incentive Plan. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
30,348,902	89.33%	3,373,308	9.92%	250,882	0.73%

There were 23,226,183 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

Agenda Item 4. To approve, on a non-binding advisory basis, the compensation of the Company's named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
25,873,545	76.15%	7,789,839	22.92%	309,708	0.91%

There were 23,226,183 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be "votes cast" and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be "votes cast", and therefore had no effect on the vote with respect to this proposal.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The Company's Board of Directors convened a meeting immediately following the AGM and reappointed the following executive officers:

Amir Adnani President and Chief Executive Officer;

Harry L. Anthony Chief Operating Officer; and

Mark Katsumata Secretary, Treasurer and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: July 25, 2013.	By: /s/ Mark Katsumata Mark Katsumata Chief Financial Officer

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